SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 25, 2003


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

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
DELAWARE                                    33-60032                            62-1518973
(State of Incorporation)            (Commission File Number)  (I.R.S. Employer Identification No.)

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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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ITEM 5. OTHER EVENTS

         On September 25, 2003, the Registrant issued the following press releases.

News from
Buckeye
FOR IMMEDIATE RELEASE
                                    Contacts: Kris Matula, Senior Vice President
                                                                    901-320-8588
                                                                 Gordon Mitchell
                                                      Investor Relations Manager
                                                                    901-320-8256
                                                       Website:  www.bkitech.com

BUCKEYE ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATION

MEMPHIS, TN September 23, 2003 - Buckeye Technologies Inc. (NYSE: BKI) today announced that it has commenced a solicitation of consents (the "Consent Solicitation") from holders of its outstanding $100,000,000 principal amount of 9.25% Senior Subordinated Notes due September 15, 2008 (the "Notes") to amend the indenture for the Notes. The purpose of the proposed amendments is to conform certain provisions of the indenture governing the Notes to the applicable provisions of Buckeye's more recent indenture entered into in June 1998 in connection with the issuance of its 8% Senior Subordinated Notes due 2010 and to current market practice.

The fee to be paid for each consent properly delivered and not revoked prior to the expiration of the Consent Solicitation is $5 in cash for each $1,000 principal amount of Notes. The Consent Solicitation will expire at 5:00 P.M., New York City time, on Monday, October 6, 2003, unless extended. The proposed amendments require the consent of holders of at least a majority in aggregate principal amount of the outstanding Notes. The terms and conditions of the Consent Solicitation are described in the Consent Solicitation Statement dated September 23, 2003, copies of which may be obtained from Global Bondholders Services Corporation.

Buckeye has engaged Citigroup Global Markets Inc. to act as solicitation agent in connection with the Consent Solicitation. Questions regarding the Consent Solicitation should be directed to Citigroup Global Markets Inc., Liability Management at (800) 558-3745 (US toll-free) and (212) 723-6106 (collect). Requests for documentation may be directed to Global Bondholders Services Corporation, the information agent for the Consent Solicitation, at (866) 470-4200 (US toll-free) and (212) 430-3774 (collect).

This announcement is not a solicitation of consents with respect to any securities. The Consent Solicitation is being made solely by the Consent Solicitation Statement dated September 23, 2003.

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

News from
Buckeye
FOR IMMEDIATE RELEASE
                                    Contacts: Kris Matula, Senior Vice President
                                                                    901-320-8588
                                                                 Gordon Mitchell
                                                      Investor Relations Manager
                                                                    901-320-8256
                                                       Website:  www.bkitech.com


BUCKEYE CLOSES PRIVATE PLACEMENT OF $200 MILLION  IN SENIOR NOTES


MEMPHIS, TN September 23, 2003 - Buckeye Technologies Inc. (NYSE: BKI) yesterday closed its private placement of $200 million in aggregate principal amount of senior notes due 2013. The senior notes are guaranteed by certain of Buckeye Technologies Inc.'s subsidiaries. The senior notes have a maturity date of October 1, 2013, and a coupon of 8.5%.

The Company is using a portion of the net proceeds from the private placement to redeem its 8.5% senior subordinated notes due 2005, pay the related redemption premium and repay a portion of its existing bank debt.

The senior notes were offered in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. These senior notes and guarantees have not been registered under the Securities Act of 1933 or the securities laws of any state, and may not be offered or sold in the United States or outside the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. Buckeye intends to offer to exchange the unregistered senior notes for substantially identical registered senior notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and does not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Buckeye, a leading manufacturer and marketer of specialty cellulose and absorbent products, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, Ireland and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.




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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                               BUCKEYE TECHNOLOGIES INC.


                               /S/ GAYLE L. POWELSON
                               --------------------------------------
                               Gayle L. Powelson
                               Senior Vice President and Chief Financial Officer September 25, 2003